Exhibit 99.1

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION CONTACT:

Investor Inquiries:

Leonard Borow

President and Chief Operating Officer

(516) 694-6700

AEROFLEX ANNOUNCES AGREEMENT TO BE ACQUIRED BY

GENERAL ATLANTIC AND FRANCISCO PARTNERS

PLAINVIEW, NEW YORK, March 2, 2007 – Aeroflex Incorporated (Nasdaq: ARXX) announced today that it has entered into an agreement to be acquired by General Atlantic and Francisco Partners in a transaction valued at approximately $1.0 billion. Aeroflex stockholders would receive $13.50 per share in cash, which represents a 22.6% premium over the closing share price on March 2, 2007.

“Following an extensive review of the proposed transaction, our Board unanimously concluded that the offer from General Atlantic and Francisco Partners is in the best interests of Aeroflex’s stockholders, employees and customers,” commented Len Borow, Aeroflex’s President and Chief Operating Officer. “We believe that the transaction price provides stockholders with significant value. Furthermore, the long-term capital, expertise and resources that General Atlantic and Francisco Partners bring will enhance the successful implementation of our strategic plans and continued support of our customers’ objectives,” Mr. Borow added.

“We are pleased to be partnering with Aeroflex, a global provider of high technology test, measurement and microelectronic products with deep expertise in dynamic, complex industries,” said Philip Trahanas, Managing Director at General Atlantic. “We look forward to working closely with the Aeroflex management team to build on the Company’s leadership position and successful track record of delivering on the evolving demands of its diverse customer base.”

“We are excited about the opportunity to work with Aeroflex,” commented Dipanjan Deb, Co-founder and Managing Partner of Francisco Partners. “Aeroflex is an industry leader with a strong platform and a track record of delivering innovative products and quality service to its customers. We are committed to working with the Company and the management team to help further its vision and execute on the long-term strategy for the business.”

The agreement contains a provision under which Aeroflex may solicit alternative proposals from third parties through April 18, 2007. If the Company accepts a superior proposal, a break-up fee would be payable by the Company. There can be no assurance that any superior proposal will be forthcoming. Aeroflex does not expect to disclose developments with respect to this solicitation process unless and until its Board of Directors has made a decision.

The closing of the transaction is subject to the approval of the Aeroflex stockholders and other customary conditions.

Bear, Stearns & Co. Inc. served as Aeroflex’s financial advisor in connection with the transaction. Banc of America Securities LLC was also retained to provide certain additional financial advisory services to the Aeroflex Board in connection with the transaction. Skadden, Arps, Slate, Meagher & Flom LLP served as the Company’s legal counsel.

JP Morgan and Lehman Brothers Inc. are providing financing for the transaction. JP Morgan, Lehman Brothers Inc. and Deutsche Bank Securities Inc. acted as financial advisors for General Atlantic and Francisco Partners. Paul, Weiss, Rifkind, Wharton & Garrison LLP served as legal counsel to General Atlantic and Francisco Partners.

Aeroflex will file a Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) with further details concerning this transaction.

About Aeroflex

Aeroflex Incorporated (Nasdaq: ARXX) is a global provider of high technology solutions to the aerospace, defense, cellular and broadband communications markets. The Company’s diverse technologies allow it to design, develop, manufacture and market a broad range of test, measurement and microelectronic products. The Company’s common stock trades on the Nasdaq National Market System under the symbol ARXX and is included in the S&P SmallCap 600 index. Additional information concerning Aeroflex Incorporated can be found on the Company’s Web site: www.aeroflex.com.

About General Atlantic

General Atlantic LLC is a leading global private equity firm providing capital for growth companies driven by information technology or intellectual property. The firm was founded in 1980 and has approximately $12 billion of capital under management. General Atlantic has invested in over 160 companies, with current holdings in 50 portfolio companies of which about one-half are based outside the United States. The firm is distinguished within the investment community by its global strategy and worldwide presence, its commitment to provide sustained value-added assistance for its portfolio companies and its long-term approach. General Atlantic has over 70 global investment professionals among its 150 employees worldwide with offices in Greenwich, New York, Palo Alto, London, Düsseldorf, Hong Kong and Mumbai.

General Atlantic’s notable recent investments include Lenovo, NYSE Group, NYMEX, Computershare, Genpact, Emdeon Business Services, Digital China, Net1 PowerDsine, SRA International, Amax, Vimicro, and Xchanging. For further information and a listing of GA’s public and private portfolio companies, see www.generalatlantic.com.

About Francisco Partners

With approximately $5 billion of committed capital, Francisco Partners is one of the world’s largest technology-focused private equity funds. The firm was founded to pursue structured investments in technology companies and targets investments in private companies, public companies, and divisions of public companies, with transaction values ranging from $30 million to $2.0 billion. The principals of Francisco Partners have a proven track record, having invested in more than 50 technology companies.

Successful past semiconductor and hardware investments executed by the principals of Francisco Partners include, among others, AMI Semiconductor, Alcatel’s Mixed Signal Business, SMART Modular, Ultra Clean Technology, ON Semiconductor, GlobeSpan, C-MAC Microtechnology, and MagnaChip Semiconductor. For additional information, visit www.franciscopartners.com.

Forward Looking Statements

This release contains forward-looking statements, which are subject to various risks and uncertainties. Discussion of risks and uncertainties that could cause actual results to differ materially from management’s current projections, forecasts, estimates and expectations is contained in the Aeroflex’s filings with the SEC. Specifically, Aeroflex makes reference to the section entitled “Risk Factors” in its annual and quarterly reports. In addition to the risks and uncertainties set forth in Aeroflex’s SEC reports or periodic reports, the proposed transactions described in this release could be affected by, among other things, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against Aeroflex and others related to the merger agreement; failure to obtain stockholder approval or any other failure to satisfy other conditions required to complete the merger, including required regulatory approvals; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the amount of the costs, fees, expenses and charges related to the merger and the execution of certain financings that will be obtained to consummate the merger; and the impact of the substantial indebtedness incurred to finance the consummation of the merger.

Additional Information and Where to Find It

In connection with the proposed merger, Aeroflex will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of Aeroflex. BEFORE MAKING ANY VOTING DECISION, AEROFLEX’s STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Aeroflex’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Aeroflex’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Corporate Secretary, Aeroflex Incorporated, 35 South Service Road, Plainview, New York 11803, telephone: (516) 694-6700, or from Aeroflex’s website, http://www.aeroflex.com.

Participants in the Solicitation

Aeroflex and its directors and officers may be deemed to be participants in the solicitation of proxies from Aeroflex’s stockholders with respect to the merger. Information about Aeroflex’s directors and executive officers and their ownership of Aeroflex’s common stock is set forth in the proxy statement for Aeroflex’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on October 5, 2006. Stockholders may obtain additional information regarding the interests of Aeroflex and its directors and executive officers in the merger, which may be different than those of Aeroflex’s stockholders generally, by reading the proxy statement and other relevant documents regarding the merger, when filed with the SEC.